UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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Pineapple Energy Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Fellow Pineapple Energy (Nasdaq:PEGY) Shareholder,

I am contacting you today to humbly ask that you vote in favor of all of our proposals at our 2024 Annual Meeting of Shareholders to be held on July 1, 2024.

Pineapple’s Executive Management Team is doing everything in our power to begin to rebuild shareholder equity.

Each day, we are battling those who have been impacting our share price through shorting and even naked shorting. We are also facing a burdensome capital stack which prevents us from raising much-needed cost-effective capital. To top it off, the renewable energy industry collectively faces ebbs and flows.

Yet, despite these numerous challenges, our team continues to press on and deliver real tangible value each and every day.

On May 17, 2024, our board of directors began the task of restoring the forward path for Pineapple Energy by making a leadership change and I thank the board of directors for its confidence in me.

Since then, we have worked diligently to curb corporate costs and have engaged a strategic company, ShareIntel, to isolate and identify those that seek to thwart our efforts to restore equity.

We, the shareholders, will all experience some pain to get back on track. This is why we absolutely must reset through a reverse stock split to regain Nasdaq compliance of ensuring that we are priced over $1.00 per share.

Currently, we are out of available shares. We must add more so that our capital stack can trade out, and from there, Pineapple Energy would have the ability to draw capital from our equity. It is then and only then that we can begin to rebuild shareholder value and continue the mission.

Once again, I am always available to discuss these issues at scott.maskin@pineappleenergy.com.

If you need assistance in voting, please contact our proxy solicitor, Morrow Sodali LLC, at PEGY.info@morrowsodali.com or 1(800) 662-5200.

Again, I humbly ask for your confidence and ask that you vote in favor of all of our proposals at our upcoming Annual Meeting of Shareholders.

My Best,

Scott Maskin

Interim CEO

Pineapple Energy Inc.

Forward Looking Statements

This letter includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations or beliefs and are subject to uncertainty and changes in circumstances, including our expectations regarding our future operational performance, financial results, and ability to raise capital. While we believe that our plans, intentions, and expectations reflected in those forward-looking statements are reasonable, these plans, intentions, or expectations may not be achieved. For information about the factors that could cause such differences, please refer to our filings with the Securities and Exchange Commission, including, without limitation, the statements made under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and in subsequent filings. We do not undertake any obligation to update or revise these forward-looking statements for any reason, except as required by law.

Contacts:
Scott Maskin Interim Chief Executive Officer +1 (631) 823-7131 scott.maskin@pineappleenergy.com Pineapple Investor Relations +1 (952) 996-1674 IR@pineappleenergy.com